UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2016, the stockholders of ZELTIQ Aesthetics, Inc. approved the ZELTIQ Aesthetics, Inc. 2016 Executive Performance Award Plan, or the “Performance Plan.” The Performance Plan is intended to provide a single, comprehensive program under which ZELTIQ may structure both cash and equity-based awards in a manner designed to qualify as “performance-based compensation” under, and thereby avoid the limitations on the deductibility of such compensation imposed by, Section 162(m) of the Internal Revenue Code or “Section 162(m).” No shares are reserved for issuance under this the Performance Plan beyond the shares that are and become available for issuance under ZELTIQ’s existing 2011 Equity Incentive Plan.

Individuals eligible for Performance Plan awards are certain executive officers and other key employees of the company and its subsidiaries selected by Compensation Committee. Non-employee directors and consultants of the company and its subsidiaries are not eligible to participate in the Performance Plan. The Performance Plan permits the grant to eligible employees of cash awards and certain equity awards, including performance shares and performance units, that pay upon achievement of one or more specified performance goals during a specified performance period. The performance goals that may apply to such awards are set forth in the Performance Plan. The Performance Plan also allows the grant of stock options and stock appreciation rights, or “SARs,” that do not incorporate any performance condition other than the stock price-based condition inherent in such awards (each of which must have an exercise price at least equal to the grant date fair market value of the underlying stock).

The description above is a summary of the material terms of the Performance Plan. A more complete description of the Performance Plan may be found in ZELTIQ’s proxy statement filed with the Securities and Exchange Commission on April 29, 2016, and the Performance Plan is attached as an appendix to the proxy statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders

ZELTIQ Aesthetics, Inc. held its Annual Meeting of Stockholders on June 16, 2016. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or withheld and broker non-votes for each of the two directors, and for, against, abstaining and broker non-votes with respect to the other matters. A more complete description of each matter is set forth in ZELTIQ’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016.

1. ZELTIQ’s stockholders elected each of the two directors proposed by ZELTIQ for re-election, to serve until ZELTIQ’s 2019 Annual Meeting of Stockholders or until his successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
D. Keith Grossman	28,302,711	311,158
Andrew N. Schiff, M.D.	26,012,958	2,600,911

There were 4,657,133 broker non-votes for this proposal.

2. ZELTIQ’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of ZELTIQ for its fiscal year ending December 31, 2016. The tabulation of votes on this matter was as follows:

Shares voted for:	33,065,188
Shares voted against:	133,328
Shares abstaining:	72,486
Broker non-votes	0

3. ZELTIQ’s stockholders approved the ZELTIQ Aesthetics, Inc. 2016 Executive Performance Plan. The tabulation of votes on this matter was as follows:

Shares voted for:	17,188,520
Shares voted against:	11,348,164
Shares abstaining:	77,185
Broker non-votes	4,657,133

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: June 17, 2016	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary